EXHIBIT 10.24

AMENDMENT NO. 2 TO EQUITY PURCHASE AGREEMENT

This Amendment No. 2 to Equity Purchase Agreement (the “Amendment”) is made as of the 23rd day of September 2014 and amends the Equity Purchase Agreement (the “Equity Purchase Agreement”) made as of July 23, 2014, as amended as of August 20, 2014, among Eventure Interactive, Inc., Kodiak Capital Group, LLC and The Luthmann Law Firm PLLC, as Escrow Agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Equity Purchase Agreement.

NOW THEREFORE, the parties agree as follows:

1.	The term “Floor Price” is hereby deleted from Section 1.1 of the Equity Purchase Agreement.

2.	Section 2.2(c) is hereby deleted from the Equity Purchase Agreement in its entirety.

3.	Section 2.3 of the Equity Purchase Agreement is hereby amended to read as follows:

“Section 2.3 CLOSINGS. At the end of the Valuation Period, the Purchase Price shall be established and the number of Put Shares shall be determined for a particular Put. If the number of Estimated Put Shares initially delivered to Investor is greater than the number of Put Shares purchased by Investor pursuant to such Put, then, immediately after the Valuation Period, the Investor shall deliver to the Company any excess Estimated Put Shares associated with such Put. If the number of Estimated Put Shares delivered to Investor is less than the Put Shares purchased by Investor pursuant to a Put, then immediately after the Valuation Period the Company shall deliver to Investor the difference between the Estimated Put Shares and the Put Shares issuable pursuant to such Put. If the Investment Amount delivered to the Escrow Agent is greater than the Investment Amount established at the end of the Valuation Period by reason of the 2,300,000 Put Share limitation, the Escrow Agent shall promptly return to the Investor, by wire transfer of immediately available funds, the difference between the amount delivered to the Escrow Agent and the Investment Amount established at the end of the Valuation Period. Concurrently, the Escrow Agent shall deliver the balance of the Investment Amount being held by it to the Company by wire transfer of immediately available funds. If no part of the Investment Amount delivered to the Escrow Agent is subject to return to the Investor at the end of the Valuation Period, the full amount then held by the Escrow Agent shall be immediately delivered to the Company by wire transfer of immediately available funds. The Closing of a Put shall occur on the Trading Day (the “Closing Date”) in which the Purchase Price has been established and the Put Share and payment adjustments provided for above have been made. In addition, on or prior to such Closing Date, each of the Company, Investor and the Escrow Agent shall deliver to each other all documents, instruments and writings required to be delivered pursuant to this Agreement or reasonably requested by any of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.”

4.	Section 4.10 of the Equity Purchase Agreement is hereby amended to read as follows:

“Section 4.10 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.”

5.	Section 9.1 of the Equity Purchase Agreement is hereby amended to read as follows:

“Section 9.1 NOTICES. All notices, demands, consents, approvals, and other requests, communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or electronic mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by electronic mail as a PDF, at the address below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

Eventure Interactive, Inc.

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

Attn: Gannon Giguiere, CEO

(ggiguiere@eventure.com)

If to Investor:

Kodiak Capital Group, LLC

260 Newport Center Drive

Newport Beach, CA 92660

(ryan@kodiak-capital.us)

If to the Escrow Agent:

The Luthmann law Firm, PLLC

1811 Victory Boulevard

Staten Island, NY 10314

Attn: Richard A. Luthmann, Esq.

(rluthmann@luthmannfirm.com)

Any party hereto may from time to time change its address or electronic mail for notices under this Section 9.1 by giving at least ten (10) days’ prior written notice of such changed address or electronic mail to the other parties hereto.”

6.	Exhibit A to the Equity Purchase Agreement is hereby amended to read as follows:

“EXHIBIT A

FORM OF PUT NOTICE

TO: KODIAK CAPITAL GROUP, LLC

We refer to the Equity Purchase Agreement dated July 23, 2014, as amended (the “Agreement”) entered into by EVENTURE INTERACTIVE, INC. (the “Company”) and you. Capitalized terms defined in the Agreement shall, unless otherwise defined, have the same meaning when used herein.

We hereby:

1 - Give you notice that we require you to purchase $__________ (the “Investment Amount”) in Put Shares; and

2 - Certify that, as of the date hereof, to the best of our knowledge, the conditions set forth in Section 7.2 of the Agreement are satisfied.

Date: _____________, 20__

EVENTURE INTERACTIVE, INC.

By:
Name: Gannon Giguiere
Title: Chief Executive Officer”

7.	The Amendment is hereby made a part of and incorporated into the Equity Purchase Agreement, with all of the terms and conditions of the Equity Purchase Agreement remaining in full force and effect.

8.	This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

EVENTURE INTERACTIVE, INC

By:	/s/ Gannon K. Giguiere
Name: Gannon K. Giguiere
Title: Chief Executive Officer

KODIAK CAPITAL GROUP, LLC

By:	/s/ Ryan Hodson
Name: Ryan Hodson
Title: Managing Member

ESCROW AGENT:

THE LUTHMANN LAW FIRM PLLC

By:	/s/ Richard Luthmann
Name: Richard Luthmann
Title: